EXHIBIT 10.1
INOTIV, INC.

2024 EQUITY INCENTIVE PLAN

SECTION 1. Purpose and Types of Awards

1.1 The purposes of the Inotiv, Inc. 2024 Equity Incentive Plan (the “Plan”) are to enable the Company to attract, retain and reward its employees, officers and directors, and to strengthen the mutuality of interests between such persons and the Company's shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

1.2 Awards under the Plan may be in the form of: (a) Stock Options; (b) Stock Appreciation Rights; (c) Restricted Stock; (d) Restricted Stock Units; and/or (e) Other Stock-Based Awards. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 2. Definitions and Rules of Construction

2.1 When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

"Beneficial Owner'' shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Board'' shall mean the Board of Directors of the Company.

"Cause" shall have the meaning set forth in an employment or consulting agreement between a Participant and the applicable Employer, or, if no such agreement exists, or if such agreement does not define "Cause," "Cause" shall mean (i) the refusal or neglect of the Participant to perform substantially his or her Services, (ii) the Participant's personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant's indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of the provision of Services which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform Services or to represent the Company or any Subsidiary of the Company in the performance of such Services), (iv) the Participant's failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries, or (v) the Participant's material breach of any written covenant or agreement with the Company or any of its Subsidiaries.

"Change in Control'' shall mean the occurrence of any one of the following events:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities) (other than (i) any acquisition of securities of the Company by a Person from the Company for the purpose of providing financing to the Company; (ii) any formation of a group consisting solely of beneficial owners of the Company's Voting Securities as of the effective date of this Plan; or (iii) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of a majority of the combined voting power, except that if a Person or group referenced in (i), (ii) or (iii) acquires beneficial ownership of additional securities after initially becoming the beneficial owner of a majority of the combined voting power by one of the means described in those clauses, then a Change in Control will be deemed to have occurred);

(b) the consummation of a merger, consolidation or similar transaction involving the Company, unless, immediately following such transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company's Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's Voting Securities.

(c) the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity a majority of the combined voting power of the outstanding Voting Securities of which is owned by all or substantially all of the shareholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such sale; or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing, to the extent that any award under the Plan constitutes a deferral of compensation subject to Section 409A, no “Change in Control” shall be deemed to have occurred upon an event described in this definition, unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to Non-Employee Directors, the entire Board. The Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:

(a) A "Non-Employee Director" within the meaning of Rule l6b-3 (or any successor rule) under the Exchange Act, and

(b) If the Common Shares are readily tradable on a national securities exchange or other market system, an "independent director" as such term is defined or used by the rules of the exchange or system on which the Company's Common Shares are listed.

"Common Shares" shall mean the common shares of the Company.

"Company" shall mean lnotiv, Inc. and its successors.

"Cutback Amount'' shall have the meaning set forth in Section 16.11(a).

"Disability" shall mean that a Participant meets one of the following requirements: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. Notwithstanding any of the foregoing, however, only to the extent required to avoid adverse tax consequences under Code Section 409A, a Participant will not be considered to meet the foregoing definition of “Disability” unless the Participant is also considered disabled pursuant to Code Section 409A.

“Effective Date” shall mean the date on which the Company’s shareholders approve the Plan. This Plan will become effective on the Effective Date, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).

"Employee” shall mean an employee of the Company or of any Subsidiary of the Company as described in Treasury Regulation §1.421-1(h).

"Employer" shall mean the Company or applicable Subsidiary for which the Participant performs Services.

"Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excise Tax” shall have the meaning set forth in Section 16.11(a).

“Fair Market Value” means, as applied to a specific date, the average of the high and the low sales prices of the Common Shares on the trading day immediately before such date, as reported by the principal exchange or market over which the Common Shares are then listed or regularly traded. If the Common Shares are not readily tradable on a national securities exchange or other market system, the Fair Market Value means the value as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder.

“Full Value Award” shall mean any award under the Plan other than a Stock Option or Stock Appreciation Right.

“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

"Non-Employee Director" shall mean an individual who is a member of the Board and who is not an Employee.

"Non-Qualified Option" shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

"Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Other Stock-Based Award” means an Award described in Section 10 of this Plan.

“Participant” shall mean any Service Provider selected by the Committee to be granted an award under the Plan.

“Payment” shall have the meaning set forth in Section 16.11(a).

“Plan” shall have the meaning set forth in Section 1.1.

“Prior Plan” shall mean the Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan (as amended through January 25, 2022).

“Restricted Stock” shall mean an award described in Section 8.

“Restricted Stock Units” or “RSUs” shall mean an award described in Section 9.

“Retirement” shall mean a Participant's voluntary Separation from Service without Cause on or after the attainment of age sixty (60) and with the consent of the Committee.

“Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act and any future rule or regulation amending, supplementing, or superseding such rule.

“Section 409A” shall mean Section 409A of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Separation from Service” or “Separates from Service” shall mean a Participant's Retirement, or other termination of Service with the Employer; provided, however, that to the extent an award is subject to Section 409A of the Code, an event shall not constitute a Separation from Service unless it also constitutes a "separation from service" within the meaning of Section 409A.

“Service Provider” shall mean an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Subsidiary, and who provides Services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Subsidiary.

“Services” shall mean the provision of personal services to an Employer, including, without limitation, in the capacity of a consultant, an Employee or a Non-Employee Director.

“Stock Appreciation Right” shall mean an award described in Section 7.

“Stock Option” shall mean a right to purchase Common Shares granted pursuant to the Plan, including Incentive Options and Non-Qualified Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term "Subsidiary" shall mean any company (other than the Company) that is a "subsidiary corporation" within the meaning of Section 424 of the Code.

“Substitute Award” shall mean an award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

“Voting Securities” of an entity shall mean the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

2.2 The following rules shall govern in interpreting the Plan:

(a) Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(b) To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(c) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

SECTION 3. Administration

3.1 The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.

3.2 The Committee shall have the authority and discretion with respect to awards under the Plan to take the following actions, if consistent with Section 16.8 of the Plan and subject to the conditions of Section 3.3 of the Plan:

(a) to grant and amend (provided, however, that no amendment shall impair the rights of the award holder without his or her written consent) awards to Service Providers under the Plan;

(b) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable;

(c) to interpret the terms and provisions of the Plan and any award granted under the Plan;

(d) to make all factual and other determinations necessary or advisable for the administration of the Plan;

(e) to select the persons to whom awards will be granted from among Service Providers;

(f) to determine the number of Common Shares to be covered by each award granted hereunder, subject to the limitations contained herein;

(g) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on continued Service, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

(h) to determine the treatment of awards upon a Participant's Retirement, Disability, death, or during a leave of absence;

(i) to determine, in establishing the terms of the award agreement, the treatment of any dividends declared with respect to any Common Shares covered by an award, consistent with the provisions of the Plan;

(j) to amend the terms of any award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

(k) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

(l) to waive any restrictions, conditions or limitations imposed on an award at the time the award is granted or at any time thereafter; and

(m) to delegate such ministerial duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

3.3 Without the prior approval of the Company’s shareholders and except as provided for in Section 4.4, no Stock Option or Stock Appreciation Right may be (i) amended to reduce the exercise price thereof; (ii) cancelled in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price; (iii) cancelled in exchange for cash, other property or the grant of any new award, including a Full Value Award, at a time when the exercise price of the Stock Option or the Stock Appreciation Right is greater than the current Fair Market Value of a Common Share; or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Stock Option or Stock Appreciation Right.

3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether such persons are similarly situated.

3.5 Each award granted under the Plan shall be evidenced by an award agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an award agreement, the provision of the Plan shall prevail.

3.6 To the extent permitted by applicable law, the Committee may delegate to a committee of one or more members of the Board, or to one or more executive officers of the Company, the authority, subject to the terms, limitations and conditions as the Committee shall determine in accordance with applicable law, to grant awards to eligible recipients under the Plan and related authority and responsibilities under the Plan; provided that the Committee shall not delegate such responsibilities for awards to be granted to an individual who is subject to Section 16 of the Exchange Act.

3.7 No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee or at its direction, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan.

SECTION 4. Shares Subject to Plan

4.1 Subject to adjustment as provided in Section 4.4, the total number of Common Shares which may be issued under the Plan shall be equal to the sum of (i) 1,500,000 and (ii) the number of Common Shares remaining available for future grant under the Prior Plan on the Effective Date. No further awards may be made under the Prior Plan after the Effective Date of this Plan. Common Shares awarded under the Plan may consist of authorized but unissued Common Shares or Common Shares that have been issued and reacquired by the Company. Subject to adjustment as provided in Section 4.4, after the Effective Date of the Plan, the total number of Common Shares which may be issued as Incentive Options shall be the same number as provided in the first sentence of this Section 4.1. Solely for the purpose of determining the number of Common Shares available for awards under this Section 4.1, the number of Common Shares available for issuance under the Plan shall be reduced by one (1.00) Common Share for every one (1.00) Common Share granted in respect of an award, provided however that in the case of an award that provides for a range of potential Common Share payouts, the number of Common Shares available for issuance under the Plan shall be reduced by the maximum number of Common Shares that may be issued under such an award.

4.2 For the purposes hereof, the following Common Shares covered by previously granted awards under the Plan or the Prior Plan shall again become available for awards under this Plan, and the share reserve under Section 4.1 shall be correspondingly replenished:

(a) Any Common Shares subject to an award granted under the Plan or the Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Common Shares (or with the forfeiture of Common Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Common Shares, or is exchanged with the Committee’s permission, prior to the issuance of Common Shares, for an award not involving Common Shares, shall become available again for grant under the Plan.

(b) Any Common Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of a Stock Option granted under the Plan or the Prior Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the Plan or the Prior Plan, shall become available again for grant under the Plan.

(c) Any Common Shares that were subject to a stock-settled Stock Appreciation Right granted under the Plan or the Prior Plan that were not issued upon the exercise of such Stock Appreciation Right on or after the Effective Date shall become available again for grant under the Plan.

(d) Any Common Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of a Stock Option granted under the Plan or the Prior Plan shall become available for grant under the Plan.

(e) Common Shares subject to Substitute Awards shall not be counted against the share reserve specified in Section 4.1.

4.3 The maximum aggregate value of awards granted under the Plan to any Non-Employee Director during any calendar year shall not exceed $500,000. The value of an equity-based award shall be based on the award’s grant date fair value as determined under applicable accounting standards.

4.4 In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Common Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the number and kind of Common Shares or other securities that may be issued under the Plan, (ii) the number and kind of Common Shares or other securities subject to outstanding awards, (iii) the exercise price applicable to outstanding awards, and (iv) other value determinations applicable to outstanding awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Common Shares subject to an Award shall always be a whole number.

4.5 In addition to the adjustments under Section 4.4, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.4, including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, (ii) except as limited by Section 3.3, the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Common Shares available under the Plan or the Common Shares covered by outstanding awards, including arranging for the assumption, or replacement with new awards, of awards held by Participants, and (iii) except as limited by Section 3.3, in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

4.6 The Board shall exercise its discretion under Sections 4.4 and 4.5 only to the extent consistent with Section 16.8 of the Plan and Code Sections 409A or 424, to the extent applicable. The Board's determination as to which adjustments shall be made under Sections 4.4 and 4.5 and the extent thereof shall be final, binding and conclusive.

4.7 If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.8 No fractional Common Shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional Common Shares shall be paid in cash or other property, or whether such fractional Common Shares and any rights thereto shall be cancelled without payment.

SECTION 5. Eligibility and Limits on Transfers

5.1 Only Service Providers are eligible for awards under the Plan. Incentive Options may be granted only to Employees. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2 Except as provided in this Section 5.2, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise a Stock Option or Stock Appreciation Right, or receive payment with respect to any other award; and (ii) no award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 5.2 shall be of no effect. The Committee may, however, provide in an agreement or otherwise that an award (other than an Incentive Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any award held by a permitted transferee shall continue to be subject to the same terms and conditions that were applicable to that award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an award and not any transferee.

SECTION 6. Stock Options

6.1 Stock Options awarded under the Plan may be either: (a) Incentive Options, or (b) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.

6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a) Exercise Price. The exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value of a Common Share as of the date of grant of the Stock Option, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Options, Code Section 424), and subject to adjustment as provided for under Section 4.4.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee and shall not exceed ten (10) years.

(c) Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable award agreement and the Plan.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the period after it has become exercisable and before it has expired or terminated by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole Common Shares underlying the Stock Option to be exercised, accompanied by payment of the aggregate exercise price for such Common Shares. Payment of the exercise price shall be made in such manner as the Committee may provide in the award agreement, which may include (i) cash (including cash equivalents), (ii) delivery of Common Shares (by actual delivery or attestation) already owned by the Optionee, (iii) by withholding Common Shares otherwise issuable to the Optionee upon exercise of the Stock Option, (iv) broker-assisted "cashless exercise" in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell Common Shares (or a sufficient portion of such Common Shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total exercise price and any withholding tax obligation resulting from such exercise, (v) subject to the approval of the Committee, any other manner permitted by law, or (vi) any combination of the foregoing.

(e) No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to a Stock Option, including voting rights, until the Optionee has duly exercised the Stock Option and a certificate for such Common Shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the Common Shares on the books of the Company).

6.3 Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

(a) Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is awarded.

(b) Additional Limitations for 10% Shareholders. No Participant may receive an Incentive Option award under the Plan if, immediately after the grant of such award, the Participant would own (after application of the rules contained in Code Section 424(d)) Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate, unless (i) the per Common Share exercise price for such award is at least 110% of the Fair Market Value of a Common Share on the date of grant, and (ii) such award will expire no later than five years after its date of grant.

(c) Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the Common Shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000. Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.

(d) Notice of Disqualifying Disposition. An Optionee's right to exercise an Incentive Option shall be subject to the Optionee's agreement to notify the Company of any "disqualifying disposition" (for purposes of Section 422 of the Code) of the Common Shares acquired upon such exercise.

(e) Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company's shareholders.

(f) Amendments. The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

SECTION 7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be awarded to Service Providers under the Plan.

7.2 Terms and Conditions. Subject to the following provisions, Stock Appreciation Rights awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a) Exercise Price. The exercise price for each grant of a Stock Appreciation Right shall be determined by the Committee and shall be specified in the applicable award agreement; provided, however, the exercise price must be at least equal to 100% of the Fair Market Value of a Common Share as of the date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.4.

(b) Term of Stock Appreciation Right. The term of each Stock Appreciation Right shall be fixed by the Committee and shall not exceed ten (10) years.

(c) Exercisability. Stock Appreciation Rights shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable award agreement.

(d) Notice of Exercise. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised.

(e) Settlement of Stock Appreciation Rights. Upon the exercise of a Stock Appreciation Right, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with paragraph (d) above, the holder of the exercised Stock Appreciation Right shall be entitled to receive payment from the Company at such time or times as shall be provided in the award agreement in an amount equal to the product of (i) the excess of the Fair Market Value of a Common Share on the date of exercise over the Stock Appreciation Right’s exercise price and (ii) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. Payment shall be made in cash, Common Shares or a combination thereof as provided for under the applicable award agreement.

(f) No Shareholder Rights. A holder of Stock Appreciation Rights shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to the Stock Appreciation Right, including voting rights, until the holder has duly exercised the Stock Appreciation Right and a certificate for Common Shares issued upon such exercise has been duly issued (or the holder has otherwise been duly recorded as the owner of the Common Shares on the books of the Company).

SECTION 8. Restricted Stock

8.1 Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a) The Restricted Stock award shall specify the number of Common Shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The Committee may condition the grant and/or the vesting of Restricted Stock upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b) Stock certificates or book entry Common Shares representing the Restricted Stock awarded under the Plan shall be registered in the award holder's name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the award holder. At the time Restricted Stock vests, such vested Common Shares shall be delivered (via stock certificate or book entry) to the award holder (or his or her designated beneficiary in the event of death), free of such restriction.

(c) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. The terms of any right to dividends shall be as set forth in the applicable award agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional Common Shares of Restricted Stock. If the Committee grants the right of a holder of Restricted Stock to receive dividends declared on Common Shares subject to an unvested award of Restricted Stock, then such dividends shall be subject to the same restrictions, risk of forfeiture, and performance conditions and/or service conditions, as applicable, as the underlying award.

(d) No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the applicable award agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an award of Restricted Stock, the Participant shall notify and provide a copy to the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

SECTION 9. Restricted Stock Units (RSUs)

9.1 Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a) The Restricted Stock Unit award shall specify the number of Common Shares to be awarded and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock Units will vest. The Committee may condition the grant or vesting of RSUs, or receipt of Common Shares or cash in connection with vesting, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, and/or upon such other criteria as the Committee may determine.

(b) Following the vesting of a Restricted Stock Unit award, and the Company’s determination that any necessary conditions precedent to the settlement of the award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the award and payment to the Participant shall be made at such time or times as shall be provided in the award agreement in the form of cash, Common Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Common Shares as determined by the Committee.

(c) A holder of RSUs shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to the RSUs, including voting rights, unless and until the RSUs are vested, paid in Common Shares and a certificate for such Common Shares has been duly issued (or the holder has otherwise been duly recorded as the owner of the Common Shares on the books of the Company).

(d) The Committee may grant dividend equivalents on each RSU granted to a Participant based on the dividends declared and paid on outstanding Common Shares. The terms of any dividend equivalents shall be as set forth in the applicable award agreement, including the time and form of payment and whether such dividend equivalents shall be credited with interest or deemed to be reinvested in additional RSUs. Dividend equivalents shall be subject to the same restrictions, risk of forfeiture, and performance conditions and/or service conditions, as applicable, as the underlying award.

SECTION 10. Other Stock-Based Awards

10.1 The Committee may from time to time grant an award that is valued by reference to and/or payable in whole or in part in Common Shares under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the award to which the shares relate.

SECTION 11. Separation from Service

11.1 Unless otherwise specifically provided by the Committee in the award agreement or any amendment thereto, and subject to Section 15 of the Plan, if a Participant has a Separation from Service, the following provisions shall apply (in all cases subject to the scheduled expiration of a Stock Option or Stock Appreciation Right, as applicable):

(a) All unvested portions of awards held by the Participant on the date of the Participant's Separation from Service for any reason other than death or Disability shall immediately be forfeited by such Participant as of such date. All unvested portions of awards held by the Participant on the date of the Participant's death or Separation from Service due to the Participant's Disability shall vest immediately as of such date.

(b) All vested portions of awards (other than vested portions of Stock Options and Stock Appreciation Rights) held by the Participant on the date of the Participant's death or Separation from Service (for reasons other than Cause), as the case may be (including portions that vest as provided in this Section 11), shall be paid in accordance with the payout schedule applicable to vested awards.

(c) All vested portions of Stock Options and Stock Appreciation Rights held by the Participant on the date of the Participant's Separation from Service, for reasons other than Cause (including portions that vest as provided in this Section 11), shall remain exercisable for three months following the date of such Separation from Service, as the case may be (but in any case not beyond the expiration of the term of the Stock Option or Stock Appreciation Right), except as otherwise provided in accordance with the following provisions:

(i)    If the Participant's Separation from Service (for reasons other than Cause) occurs by reason of Retirement, the Participant may exercise all outstanding Stock Options and Stock Appreciation Rights with respect to Common Shares for which it could have been exercised on the effective date of such Separation from Service within the period of twelve (12) months immediately succeeding the effective date of such Separation from Service (but not beyond the expiration of the term of the Stock Option or Stock Appreciation Right);

(ii)    If the Participant's Separation from Service (for reasons other than Cause) occurs by reason of Disability, the Participant may exercise all outstanding Stock Options and Stock Appreciation Rights with respect to Common Shares for which it could have been exercised on the effective date of such Separation from Service (including portions of Stock Options and Stock Appreciation Rights that vest as provided in this Section 11) within the period of twelve (12) months immediately succeeding the effective date of such Separation from Service (but not beyond the expiration of the term of the Stock Option and Stock Appreciation Right); and

(iii)    In the event the Participant's Separation from Service is due to death, the Participant's beneficiary or estate, if no beneficiary, may exercise outstanding Stock Options and Stock Appreciation Rights to the extent that the Participant was entitled to exercise the Stock Options or Stock Appreciation Rights at the date of his or her death (including portions of the Stock Options and Stock Appreciation Rights that vest as provided in this Section 11), but only until the date which is twelve (12) months from the date of the Participant's death (but not beyond the expiration of the term of the Stock Option or Stock Appreciation Right).

(d) If a Participant incurs a Separation from Service for Cause, all awards held by a Participant on the date of such Separation from Service for Cause, whether vested or unvested, shall immediately be forfeited by such Participant as of such date.

SECTION 12. Election to Defer

12.1    To the extent permitted by Section 409A of the Code, the Committee may permit an award recipient to elect to defer payment of an award other than a Stock Option and Stock Appreciation Right for a specified period or until a specified event, upon such terms as are determined by the Committee, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.

SECTION 13. Non-Employee Director Awards

13.1    Subject to the limitations in Section 4.3, the Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to exercisability, vesting, and the effect of such Non-Employee Director's Separation from Service.

SECTION 14. Tax Withholding

14.1    Each award holder who is an Employee shall, no later than the date as of which an amount with respect to an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to withhold from any compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an award under the Plan.

14.2    To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have up to the maximum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (a) having the Company withhold Common Shares otherwise deliverable to such person with respect to the award; (b) delivering to the Company unrestricted Common Shares already owned by the Employee; (c) a broker-assisted "sale-to-cover"; (d) any other manner permitted by law; or (e) any combination of the foregoing. Alternatively, the Committee may require that a portion of the Common Shares otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 15. Change in Control

15.1    Except as may otherwise be provided in a then-effective written agreement (including an award agreement) between a Participant and the Company, in the event of a Change in Control, (1) if another award meeting the requirements of Section 15.3 (“Replacement Award”) is provided to the Participant to replace a then-outstanding award under the Plan (“Replaced Award”), such Replacement Award shall be subject to Section 15.3; and (2) if a Replacement Award is not provided to the Participant to replace a then-outstanding award under the Plan, then the then-outstanding award shall be subject to Section 15.2.

15.2    Treatment of Outstanding Awards that are Not Replacement Awards

(a) Outstanding Awards Subject Solely to a Service Condition

(i)    In the event of a Change in Control, a Participant’s then-outstanding awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Common Shares or a combination thereof, as determined by the Committee, immediately prior to the effective time of such Change in Control (except to the extent that settlement of the award must be made pursuant to its original schedule to comply with Code Section 409A).

(ii)    In the event of a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and exercisable for such period of time prior to the effective time of the Change in Control as is deemed fair and equitable by the Committee. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Stock Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Common Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of Common Shares subject to each such award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price for such Stock Option or Stock Appreciation Right exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control.

(b) Outstanding Awards Subject to a Performance Condition

(i)    In the event of a Change in Control, a Participant’s then-outstanding awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Common Shares or a combination thereof, as determined by the Committee, immediately prior to the effective time of such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(ii)    In the event of a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall become fully vested and exercisable at the target level of performance for such period of time prior to the effective time of the Change in Control as is deemed fair and equitable by the Committee. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Stock Options or Stock Appreciation Rights (determined at the target level of performance) and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Common Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of Common Shares subject to each such award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price for such Stock Option or Stock Appreciation Right exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control.

15.3    Treatment of Replacement Awards

(a)    An award shall meet the conditions of this Section 15.3 (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type from the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 15.3(b); and (v) its other terms and conditions are not less favorable to the holder of the Replacement Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 15.3(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of awards and Replacement Awards that are Stock Options or Stock Appreciation Rights by reference to either their intrinsic value or their fair value.

(b)    If a Participant’s Service is involuntarily terminated without Cause, or, if so provided in an award agreement, a Participant voluntarily terminates his or her Service for good reason (as defined in the award agreement), in each case within 24 months following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) Stock Options or Stock Appreciation Rights shall immediately become exercisable in full (if performance-based, at the target level of performance) and shall remain exercisable for one year following the Participant’s Separation from Service, or (ii) Full Value Awards (A) if performance-based, such awards shall be deemed to be satisfied at target performance and shall immediately vest in full at that level, and (B) if service-based, such awards shall immediately vest in full. Notwithstanding the foregoing, with respect to any Replacement Award that is considered deferred compensation subject to Code Section 409A, settlement of such Replacement Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

SECTION 16. General Provisions

16.1    Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or market or under any state or federal law is necessary or desirable, or (b) the consent or approval of any government regulatory body is necessary or desirable, or (c) an agreement by the recipient of an award with respect to the disposition of Common Shares is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any Common Shares is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such Common Shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the Common Shares is lawful. The application of this Section shall not extend the term of any Stock Option or Stock Appreciation Right. The Company shall have no obligation to affect any registration or qualification of the Common Shares under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 16.1.

16.2    The Committee may provide, at the time of grant or by amendment with the award holder's consent, that an award and/or Common Shares acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the following disqualifying conduct: (a) the award holder's performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries; (b) the award holder's solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the award holder's improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct by the award holder in the performance of such award holder's duties for the Company and/or its Subsidiaries, as determined by the Committee.

16.3    Nothing set forth in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements.

16.4    Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Service relationship with the Company or its Subsidiaries or interfere in any way with the rights of any such company to terminate such employment or other relationship.

16.5    Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

16.7    Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all awards under the Plan shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

16.8    It is intended that all awards under the Plan will be exempt from, or comply with, Code Section 409A, and awards shall be structured and the Plan administered and interpreted in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any award agreement, with respect to any award that constitutes a deferral of compensation subject to Code Section 409A:

(a)    Each amount to be paid or benefit to be provided under an award shall be construed as a separate and distinct payment for purposes of Section 409A;

(b)    If any amount shall be payable with respect to any such award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A; and

(c)    If payment under an award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any award from, or compliance by any award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

16.9    Notwithstanding any provision of the Plan to the contrary, to comply with the laws of jurisdictions outside of the United States in which the Company or any Subsidiaries operate or have Employees or Non-Employee Directors, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Employees or Non-Employee Directors outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any award granted to Employees or Non-Employee Directors outside the United States to comply with applicable foreign laws; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (v) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval.

16.10    Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.11    Mitigation of Excise Taxes.

(a) Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an award recipient under the Plan, if any payment or benefit resulting from an award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (a) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (b) but for this Section, be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the "Excise Tax''), then such Payment shall be either (i) provided to the recipient in full, or (ii) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $1.00 (including such further reduction, the "Cutback Amount"), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income, and employment taxes, such excise tax and other applicable taxes (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity awards shall be cancelled or reduced next and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any performance-based Stock Option or Stock Appreciation Rights are reduced; and (C) accelerated vesting of time-based equity awards shall be cancelled or reduced last and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any time-based Stock Options or Stock Appreciation Rights are reduced.

(b)    The Company shall appoint an independent public accounting firm to make the determinations required hereunder and perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient). Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.

SECTION 17. Compensation Recovery Policy

17.1    Awards under the Plan and any compensation associated therewith are subject to forfeiture, recovery by the Company, or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any award agreement will be automatically amended to comply with any such compensation recovery policy.

SECTION 18. Amendments and Termination

18.l    The Plan shall remain in effect until all Common Shares subject to it are distributed, all awards hereunder have expired or terminated, the Plan is terminated pursuant to Section 18.2, or the tenth anniversary of the Effective Date of the Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of the Plan and the applicable award agreement.

18.2    The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Common Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

18.3    The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall materially impair the rights of the award holder with respect to an award as a whole without his or her written consent, subject to Sections 17.1 and 18.4.

18.4    Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an award agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, or (ii) any applicable exchange requirements. By accepting an award under the Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 without further consideration or action.

18.5    The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to any adjustments made pursuant to this Section 18.5 shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.5 without further consideration or action.